Exhibit 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with Annual Report of ECD Automotive Design, Inc. (the “ Company”) on Form 10-K/A for the period ended December 31, 2024 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned Victoria Hay, Chief Financial Officer (Principal Financial and Accounting Officer) of the Company, certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 28, 2025

/s/ Victoria Hay
Victoria Hay
Chief Financial Officer
(Principal Financial and Accounting Officer)